RE/MAX Holdings Reports First Quarter 2016 Results

DENVER, May 5, 2016 /PRNewswire/ --

First Quarter 2016 Highlights
(Compared to first quarter 2015 unless otherwise noted)

  Agent count grew by 6.8% to 106,708 agents
  Revenue decreased 2.9% to $42.9 million; revenue would have increased 4.7% after adjusting for the sale of the Company-owned brokerage offices
  Operating income grew by 3.5% to $15.9 million
  Adjusted EBITDA1 increased 14.0% to $21.4 million
  Adjusted EBITDA margin expanded to 49.8%, up from 42.4%
  Adjusted basic and diluted EPS1 were both $0.39 per share
  Announced $0.15 quarterly dividend on May 5, 2016

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX") (NYSE: RMAX), one of the world's leading franchisors of real estate brokerage services, today announced operating results for the first quarter ended March 31, 2016.

"Our first quarter results demonstrate the strength of the RE/MAX model and our continued ability to execute on its most attractive features, which are increasing agent count, acquiring independent regions, growing recurring revenues, expanding margins and generating strong free cash flow," stated Dave Liniger, Chief Executive Officer and Co-Founder of RE/MAX. "Our consistent focus on effectively implementing our strategic plan combined with a gradually improving housing market resulted in an encouraging start to 2016 for RE/MAX, establishing a solid foundation for the balance of the year."

"We continue to deploy our capital in accordance with our strategic priorities. We recently acquired the New York and Alaska regions, reinvested in our business and returned capital to our shareholders," stated Karri Callahan, Chief Financial Officer. "In April, we launched the new remax.com, providing the most-visited real estate franchise website with a greatly enhanced consumer experience. We are committed to providing our network of the most-productive agents with world-class tools, technology and training."

First Quarter 2016 Operating Results

Agent Count

Total agent count grew by 6,753 agents to 106,708 agents or 6.8% compared to the first quarter 2015. In the United States ("U.S."), agent count increased by 2,372 agents to 60,317 agents or 4.1%. Agent count in U.S. Company-owned and Independent regions grew by 7.3% and decreased by 1.1%, respectively. After adjusting for the purchase of the New York region, organic agent growth in U.S. Company-owned and Independent regions was 4.9% and 2.8%, respectively, compared to the prior-year quarter. In Canada, agent count increased by 658 agents to 19,819 agents or 3.4% compared to the prior-year quarter. Outside the U.S. and Canada, agent count increased by 3,723 agents to 26,572 agents or 16.3%. During the three months ended March 31, 2016, the Company grew total agent count by 1,882 or 1.8%.

Revenue

RE/MAX generated total revenue of $42.9 million for the first quarter of 2016, a 2.9% decrease compared to $44.2 million for the first quarter of 2015 due to the sale of the Company-owned brokerages. After adjusting for the sale, revenue would have increased $2.1 million or 4.7% over the prior-year quarter.

Revenue growth was primarily driven by agent count growth and increased home-sales volume, partially offset by the strong U.S. dollar compared to the Canadian dollar. Recurring revenue streams, which include continuing franchise fees and annual dues, increased $1.3 million or 5.3% over the prior-year period and accounted for 62.5% of revenues in the first quarter 2016 compared to 57.6% in the prior-year quarter.

Revenue from continuing franchise fees was $18.9 million, an increase of $1.2 million or 7.1% compared to the prior-year quarter, up primarily due to agent count growth.

Revenue from annual dues was $7.9 million, up $0.1 million or 1.3% compared to the first quarter 2015 primarily due to increased agent count growth, partially offset by the adverse impact of the strong U.S. dollar against the Canadian dollar.

Revenue from broker fees was $7.2 million, an increase of $0.8 million or 12.2% compared to the prior-year quarter. The increase was driven by increased agent count and home-sales volume.

Franchise sales and other franchise revenue was $8.8 million, up $0.4 million or 4.4% compared to first quarter 2015, driven by increased revenue from approved supplier programs and increased registration income due to higher attendance at our annual convention held in March, partially offset by reduced global franchise sales.

Brokerage revenue was $0.1 million, a decrease of $3.8 million or 97.1% from the prior-year quarter. The decrease was attributable to the sale of the Company-owned brokerage offices to existing RE/MAX franchisees.

Operating Expenses

Total operating expenses were $27.1 million for the first quarter 2016, a decrease of $1.8 million or 6.3% compared to the prior-year quarter. Selling, operating and administrative expenses were $23.2 million, down $1.8 million or 7.3% from the prior-year quarter and represented 54.1% of revenue compared to 56.7% in the first quarter 2015.

The reduction in operating expenses was primarily due to the sale of the Company-owned brokerages, partially offset by increased compliance fees and investments in our technology infrastructure.

Adjusted EBITDA

Adjusted EBITDA was $21.4 million for the first quarter 2016, an increase of $2.6 million or 14.0% from the prior-year quarter, driven by agent count growth and the positive change in year-over-year foreign currency transaction gains and losses. Adjusted EBITDA margin was 49.8% for the first quarter 2016 compared to 42.4% in the prior-year quarter, an increase of 740 basis points, driven by organic growth (+130 bps), the sale of the Company-owned brokerages (+300 bps), and the positive net foreign-exchange impact (+310 bps).

Net Income

Reported net income was $10.4 million for the first quarter 2016, an increase of $1.3 million or 13.9% compared to the prior-year period. The increase was primarily due to increased revenue from organic growth.

Adjusted net income2 was $11.7 million for the first quarter 2016, an increase of $2.0 million or 21.1% compared to the prior-year quarter. Adjusted basic and diluted EPS were both $0.39 per share for the first quarter 2016 compared to $0.33 per share and $0.32 per share, respectively, in the prior-year quarter.

Net income attributable to RE/MAX Holdings, Inc. was $4.9 million for the first quarter 2016. This amount excludes net income attributable to the non-controlling interest. Reported basic and diluted EPS attributable to RE/MAX Holdings, Inc. were both $0.28 per share for the first quarter 2016. Refer to Table 1 for the share counts used in the calculation of basic and diluted EPS attributable to RE/MAX Holdings, Inc. in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

The ownership structure used to calculate Adjusted basic and diluted EPS for the three months ended March 31, 2016 assumes RE/MAX owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX had in RMCO was 58.33% for the three months ended March 31, 2016.

Balance Sheet

As of March 31, 2016, the Company had a cash balance of $95.7 million, a decrease of $14.5 million from December 31, 2015. The cash balance reflects the aggregate payment of approximately $4.5 million in dividends, $8.5 million for the acquisition of the New York region and a $12.7 million excess cash flow principal payment on the Company's term loan in the first quarter of 2016. As of March 31, 2016, RE/MAX had $187.4 million of term loans outstanding, net of unamortized debt discount and issuance costs, down from $200.4 million as of December 31, 2015.

Dividend

On May 5, 2016, the Company's Board of Directors approved a quarterly dividend of $0.15 per share. The quarterly dividend is payable on June 2, 2016 to shareholders of record at the close of business on May 19, 2016.

Outlook

The Company's second-quarter and full-year 2016 Outlook reflect the acquisitions of the New York and Alaska regions, the impact of the strong U.S. dollar against the Canadian dollar as well as the sale of the Company-owned brokerages. Revenue, selling, operating and administrative expenses and Adjusted EBITDA margin are subject to currency exchange rate fluctuations principally related to changes in the U.S. dollar to Canadian dollar exchange rates. The Company's outlook reflects an estimated exchange rate of $0.74 U.S. for every $1.00 Canadian.

Second Quarter 2016 Outlook:

  Agent count is estimated to increase by 5.5% to 6.0% over second quarter 2015 driven by strong agent growth outside the U.S. and Canada;
  Revenue is estimated to decrease by 3.5% to 4.5% from second quarter 2015;
    Revenue would have been estimated to increase by 2.5% to 3.5% over 2015 after adjusting for the sale of the brokerage offices, the negative impact of foreign exchange, and the incremental contribution from the acquired New York and Alaska regions;
  Selling, operating and administrative expenses are estimated to be 44.0% to 45.0% of second quarter 2016 revenue;
    Project-related operating expenditures are estimated to be $1.0 to $1.25 million;
  Adjusted EBITDA margin is estimated to be in the 55.0% to 56.0% range; and
  Capital expenditures estimated to be between $1.5 to $2.0 million;
    Includes estimated project-related capital expenditures of $750 thousand to $1.0 million.

RE/MAX is reiterating its Full-Year 2016 Outlook and updating its foreign exchange guidance:

  Agent count is estimated to increase by 4.0% to 5.0% over 2015;
  Revenue is estimated to decrease by 3.0% to 4.0% compared to 2015;
    Revenue would have been estimated to increase by 3.25% to 3.75% over 2015 after adjusting for the sale of the brokerage offices, the negative impact of foreign exchange, and the incremental contribution from the acquired New York and Alaska regions;
    Foreign exchange is estimated to negatively impact full-year revenue by $1.0 to $1.5 million, down from $2.0 to $2.5 million, on a constant currency basis;
  Selling, operating and administrative expenses are estimated to be 48.0% to 49.0% of 2016 revenue;
    Project-related operating expenditures is estimated to be $4.0 to $4.5 million;
  Adjusted EBITDA margin is estimated to be in the 51.5% to 53.0% range; and
  Capital expenditures estimated to be between $3.5 to $4.0 million;
    Includes project-related capital expenditures of $2.0 to $2.5 million, up from $1.5 to $2.0 million.

The ownership RE/MAX had of RMCO as of March 31, 2016 was 58.33%. The effective U.S. GAAP tax rate attributable to RE/MAX is estimated to be between 23% and 25% in 2016.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, May 6, 2016, beginning at 8:30 a.m. Eastern Time. Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-877-201-0168
Canada & International	1-647-788-4901

Interested parties are also able to access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 100,000 agents provide RE/MAX a global reach of nearly 100 countries. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, is a wholly-owned subsidiary of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company's outlook for the second quarter and full fiscal year, including expectations regarding agent count, revenue, SO&A expenses, and Adjusted EBITDA margins for its second quarter of 2016 and full fiscal year, the Company's optimism for agent recruitment, investment, acquisitions and improving market conditions, as well as other statements regarding the Company's strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain agents, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX brand, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

1 Non-GAAP measures. See Table 5 for a reconciliation of Net income to Adjusted EBITDA. See Table 6 for a reconciliation of Net income to Adjusted net income and related calculation of Adjusted EPS. See the end of this press release for a definition of Non-GAAP measures.

2 Non-GAAP measures. Adjusted net income measure assumes RE/MAX owns 100% of RMCO. As of March 31, 2016, RE/MAX actually owned 58.33% of RMCO. See Table 6 for a reconciliation of Adjusted net income and Adjusted EPS to net income. See the end of this press release for a definition of Non-GAAP measures.

TABLE 1

RE/MAX Holdings, Inc. Condensed Consolidated Statements of Income (Amounts in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenue:
Continuing franchise fees	$18,907	$17,660
Annual dues	7,904	7,802
Broker fees	7,201	6,420
Franchise sales and other franchise revenue	8,793	8,426
Brokerage revenue	112	3,899
Total revenue	42,917	44,207
Operating expenses:
Selling, operating and administrative expenses	23,232	25,071
Depreciation and amortization	3,721	3,811
Loss on sale or disposition of assets, net	107	2
Total operating expenses	27,060	28,884
Operating income	15,857	15,323
Other expenses, net:
Interest expense	(2,281)	(2,809)
Interest income	51	67
Foreign currency transaction gains (losses)	164	(1,421)
Loss on early extinguishment of debt	(136)	(94)
Equity in earnings of investees	—	212
Total other expenses, net	(2,202)	(4,045)
Income before provision for income taxes	13,655	11,278
Provision for income taxes	(3,259)	(2,148)
Net income	$10,396	$9,130
Less: net income attributable to non-controlling interest	5,456	6,379
Net income attributable to RE/MAX Holdings, Inc.	$4,940	$2,751

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.28	$0.23
Diluted	$0.28	$0.22
Weighted average shares of Class A common stock outstanding
Basic	17,584,351	11,817,605
Diluted	17,638,667	12,293,505
Cash dividends declared per share of Class A common stock	$0.1500	$1.6250

TABLE 2

RE/MAX Holdings, Inc. Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share amounts) (Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$95,673	$110,212
Accounts and notes receivable, current portion, less allowances of $4,637 and $4,483, respectively	17,173	16,769
Assets held for sale	—	354
Other current assets	2,831	4,079
Total current assets	115,677	131,414
Property and equipment, net of accumulated depreciation of $13,179 and $13,183, respectively	2,691	2,395
Franchise agreements, net of accumulated amortization of $103,940 and $100,499, respectively	63,598	61,939
Other intangible assets, net of accumulated amortization of $8,410 and $8,929, respectively	5,587	4,941
Goodwill	75,004	71,871
Deferred tax assets, net	108,065	109,365
Other assets, net of current portion	2,213	1,861
Total assets	$372,835	$383,786
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$608	$449
Accounts payable to affiliates	130	66
Accrued liabilities	10,960	16,082
Income taxes payable	1,304	451
Tax and other distributions payable to non-controlling unitholders	3,003	—
Deferred revenue and deposits	16,983	16,501
Current portion of debt	14,332	14,805
Current portion of payable pursuant to tax receivable agreements	7,148	8,478
Liabilities held for sale	—	351
Other current liabilities	50	71
Total current liabilities	54,518	57,254
Debt, net of current portion	173,029	185,552
Payable pursuant to tax receivable agreements, net of current portion	91,557	91,557
Deferred tax liabilities, net	131	120
Other liabilities, net of current portion	9,957	9,889
Total liabilities	329,192	344,372
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,584,351 shares issued and outstanding as of March 31, 2016 and December 31, 2015	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of March 31, 2016 and December 31, 2015	—	—
Additional paid-in capital	445,970	445,081
Retained earnings	6,951	4,693
Accumulated other comprehensive income (loss), net of tax	158	(105)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	453,081	449,671
Non-controlling interest	(409,438)	(410,257)
Total stockholders' equity	43,643	39,414
Total liabilities and stockholders' equity	$372,835	$383,786

TABLE 3

RE/MAX Holdings, Inc. Condensed Consolidated Statements of Cash Flow (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$10,396	$9,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,721	3,811
Bad debt expense	146	205
Loss on sale or disposition of assets, net	107	2
Loss on early extinguishment of debt	136	94
Equity-based compensation expense	766	142
Non-cash interest expense	115	97
Deferred income tax expense and other	1,153	681
Changes in operating assets and liabilities:
Accounts and notes receivable, current portion	(506)	(2,121)
Advances from/to affiliates	47	326
Other current and noncurrent assets	1,440	1,128
Other current and noncurrent liabilities	(4,122)	479
Deferred revenue and deposits, current portion	423	1,550
Payment pursuant to tax receivable agreements	(1,344)	—
Net cash provided by operating activities	12,478	15,524
Cash flows from investing activities:
Purchases of property, equipment and software	(1,389)	(335)
Proceeds from sale of property and equipment	—	10
Capitalization of trademark costs	(13)	(23)
Acquisitions, net of cash acquired of $131	(8,369)	—
Dispositions	200	—
Cost to sell assets	(146)	—
Net cash used in investing activities	(9,717)	(348)
Cash flows from financing activities:
Payments on debt	(13,247)	(7,840)
Capitalized debt amendment costs	—	(555)
Distributions paid to non-controlling unitholders	(1,884)	(65)
Dividends paid to Class A common stockholders	(2,638)	—
Payments on capital lease obligations	(27)	(71)
Proceeds from exercise of stock options	—	937
Net cash used in financing activities	(17,796)	(7,594)
Effect of exchange rate changes on cash	496	(235)
Net (decrease) increase in cash and cash equivalents	(14,539)	7,347
Cash and cash equivalents, beginning of year	110,212	107,199
Cash and cash equivalents, end of period	$95,673	$114,546

TABLE 4

RE/MAX Holdings, Inc. Agent Count (Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2015	2015	2015	2015	2014
Agent Count:
U.S.
Company-owned regions (1)	38,469	37,250	37,146	36,545	35,845	35,299
Independent regions (1)	21,848	22,668	22,633	22,459	22,100	21,806
U.S. Total	60,317	59,918	59,779	59,004	57,945	57,105
Canada
Company-owned regions	6,580	6,553	6,512	6,440	6,327	6,261
Independent regions	13,239	13,115	12,994	12,992	12,834	12,779
Canada Total	19,819	19,668	19,506	19,432	19,161	19,040
Outside U.S. and Canada
Company-owned regions (2)	—	—	—	—	—	328
Independent regions (2)	26,572	25,240	24,206	23,467	22,849	21,537
Outside U.S. and Canada Total	26,572	25,240	24,206	23,467	22,849	21,865
Total	106,708	104,826	103,491	101,903	99,955	98,010
Net change in agent count compared to the prior period	1,882	1,335	1,588	1,948	1,945	363

(1)

As of March 31, 2016, U.S. Company-owned Regions include agents in the New York region which converted from an Independent Region to a Company-owned Region in connection with the acquisitions of certain assets of RE/MAX of New York, Inc., including the regional franchise agreements issued by the Company permitting the sale of RE/MAX franchises in the state of New York on February 22, 2016.  As of the acquisition date, the New York region had 869 agents.

(2)

As of each quarter since March 31, 2015, Independent Regions outside of the U.S. and Canada include agents in the Caribbean and Central America regions which converted from Company-owned Regions to Independent Regions in connection with the regional franchising agreements the Company entered into with new independent owners of the Caribbean and Central America regions on January 1, 2015.  As of the acquisition date, the Caribbean and Central America regions had 328 agents.

TABLE 5

RE/MAX Holdings, Inc. Adjusted EBITDA Reconciliation to Net Income (Amounts in thousands, except percentages) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Consolidated:
Net income	$10,396	$9,130
Depreciation and amortization	3,721	3,811
Interest expense	2,281	2,809
Interest income	(51)	(67)
Provision for income taxes	3,259	2,148
EBITDA	19,606	17,831
Loss (gain) on sale or disposition of assets and sublease (1)	23	(43)
Loss on early extinguishment of debt (2)	136	94
Non-cash straight-line rent expense (3)	224	231
Public offering related expenses (4)	193	—
Severance related expenses (5)	914	451
Acquisition related expenses (6)	284	183
Adjusted EBITDA	$21,380	$18,747
Adjusted EBITDA Margin	49.8%	42.4%

(1)	Represents (gains) losses on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Represents losses incurred on early extinguishment of debt on the Company's 2013 Senior Secured Credit Facility for the three months ended March 31, 2016 and 2015.
(3)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(4)	Represents costs incurred for compliance services performed during the three months ended March 31, 2016 in connection with the Secondary Offering.
(5)

Represents severance and other related expenses due to organizational changes implemented during 2015 as a result of the retirement of the Company's former Chief Executive Officer on December 31, 2014 and the separation of the Company's former Chief Financial Officer and Chief Operating Officer effective March 31, 2016.

(6)

Acquisition related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013 and of RE/MAX of New York in February 2016. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

TABLE 6

RE/MAX Holdings, Inc. Adjusted Net Income and Adjusted Earnings per Share (Amounts in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Consolidated:
Net income	$10,396	$9,130
Amortization of franchise agreements	3,441	3,391
Provision for income taxes	3,259	2,148
Add-backs:
Loss (gain) on sale or disposition of assets and sublease (1)	23	(43)
Loss on early extinguishment of debt (2)	136	94
Non-cash straight-line rent expense (3)	224	231
Public offering related expenses (4)	193	—
Severance related expenses (5)	914	451
Acquisition related expenses (6)	284	183
Adjusted pre-tax net income	18,870	15,585
Less: Provision for income taxes at 38%	(7,171)	(5,922)
Adjusted net income	$11,699	$9,663

Total basic pro forma shares outstanding	30,143,951	29,552,205
Total diluted pro forma shares outstanding	30,198,267	30,028,105

Adjusted net income basic earnings per share:	$0.39	$0.33
Adjusted net income diluted earnings per share:	$0.39	$0.32

(1)	Represents (gains) losses on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Represents losses incurred on early extinguishment of debt on the Company's 2013 Senior Secured Credit Facility for the three months ended March 31, 2016 and 2015.
(3)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.
(4)	Represents costs incurred for compliance services performed during the three months ended March 31, 2016 in connection with the Secondary Offering.
(5)

Represents severance and other related expenses due to organizational changes implemented during 2015 as a result of the retirement of the Company's former Chief Executive Officer on December 31, 2014 and the separation of the Company's former Chief Financial Officer and Chief Operating Officer effective March 31, 2016.

(6)

Acquisition related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN and Tails in October 2013 and of RE/MAX of New York in February 2016. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

TABLE 7

RE/MAX Holdings, Inc. Pro Forma Shares Outstanding (Unaudited)

	Three Months Ended March 31,
	2016	2015
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,584,351	11,817,605
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	17,734,600
Total basic pro forma weighted average shares outstanding	30,143,951	29,552,205

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,584,351	11,817,605
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	17,734,600
Dilutive effect of stock options (1)	15,635	458,992
Dilutive effect of unvested restricted stock units (1)	38,681	16,908
Total diluted pro forma weighted average shares outstanding	30,198,267	30,028,105

(1)	In accordance with the treasury stock method

TABLE 8

RE/MAX Holdings, Inc. Free Cash Flow & Unencumbered Cash (Unaudited)

	Three Months Ended March 31,
	2016	2015

Cash flow from operations	$12,478	$15,524
Less: Capital expenditures	(1,389)	(335)
Free cash flow (1)	11,089	15,189

Free cash flow	11,089	15,189
Less: Tax/Other non-dividend discretionary distributions to RIHI	-	(65)
Free cash flow after tax/non-dividend discretionary distributions to RIHI (1)	11,089	15,124

Free cash flow after tax/non-dividend discretionary distributions to RIHI	11,089	15,124
Less: Quarterly debt principal payments	(520)	(520)
Less: Annual excess cash flow (ECF) payment	(12,727)	(7,320)
Unencumbered cash generated (1)	$(2,158)	$7,284

Summary
Cash flow from operations	$12,478	$15,524
Free cash flow	11,089	15,189
Free cash flow after tax/non-dividend discretionary distributions to RIHI	11,089	15,124
Unencumbered cash generated	(2,158)	7,284

Adjusted EBITDA	$21,380	$18,747
Free cash flow as % of Adjusted EBITDA	51.9%	81.0%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	51.9%	80.7%
Unencumbered cash generated as % of Adjusted EBITDA	-10.1%	38.9%

(1)	Non-GAAP measure. See the end of this press release for a definition of Non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q, adjusted for the impact of the following items that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, non-cash straight-line rent expense, professional fees and certain expenses incurred in connection with the IPO and subsequent secondary offerings, acquisition related expenses and severance related expenses. During the fourth quarter of 2014, the Company revised its definition of Adjusted EBITDA to include an adjustment for severance related charges incurred during or after such quarter.

Because Adjusted EBITDA omits certain non-cash items and other non-recurring cash charges or other items, the Company believes that it is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items and is more reflective of other factors that affect its operating performance. The Company presents Adjusted EBITDA because the Company believes it is useful as a supplemental measure in evaluating the performance of the operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA as a factor in evaluating the performance of the business.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider Adjusted EBITDA either in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  this measure does not reflect changes in, or cash requirements for, the Company's working capital needs;
  this measure does not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  this measure does not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  this measure does not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  this measure does not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and
  other companies may calculate this measure differently so they may not be comparable.

Free Cash Flow is defined as operating cash flow minus capital expenditures. Free cash flow after tax/non-dividend discretionary distributions to RIHI is defined as free cash flow minus tax and other discretionary on-dividend distributions paid to RIHI to enable RIHI to satisfy its income tax obligations. Unencumbered cash generated is defined as free cash flow after tax/non-dividend discretionary distributions to RIHI minus quarterly debt principal payment minus annual excess cash flow payment on debt.

CONTACT: Investor Contact, Peter Crowe, (303) 796-3815, pcrowe@remax.com, or Media Contact, Shaun White, (303) 796-3405, shaunwhite@remax.com